As filed with the Securities and Exchange Commission on August 22, 2025
Registration No. 333-188915
Registration No. 333-218789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement Nos. 333-188915 and 333-218789
UNDER THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	61-1488595 (IRS Employer Identification No.)

10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
(Address of Principal Executive Offices, Zip Code)

Forum Energy Technologies, Inc.
Amended and Restated Employee Stock Purchase Plan
(Full title of the Plan)
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
(281) 949-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Krista Hanvey
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201 (214) 698-3100
______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATIONS
Forum Energy Technologies, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the below Registration Statements on Form S-8 (the “Prior Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “SEC”) in order to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”), previously registered that remain unsold or unissued thereunder as of the date hereof:
•Registration Statement on Form S-8 (No. 333-188915), filed with the SEC on May 29, 2013, registering 605,000 shares of Common Stock issuable by the Registrant under the Forum Energy Technologies, Inc. Employee Stock Purchase Plan; and
•Registration Statement on Form S-8 (No. 333-218789), filed with the SEC on June 16, 2017, registering an additional 900,000 shares of Common Stock issuable by the Registrant under the Amended and Restated Forum Energy Technologies, Inc. Employee Stock Purchase Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of August, 2025.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ John C. Ivascu
Name:	John C. Ivascu
Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign Post-Effective Amendment No. 1 to the Prior Registration Statements.